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                                   EXHIBIT 11

                     RITE AID CORPORATION AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
     YEARS ENDED FEBRUARY 26, 1994, FEBRUARY 27, 1993 AND FEBRUARY 29, 1992
                    (In Thousands Except Per Share Amounts)

                                              1994        1993        1992
                                              ----        ----        ----
Earnings Per Common Share-Assuming
- - -----------------------------------
No Dilution
- - -----------
  Earnings
    Income from continuing operations       $ 26,208    $123,750    $114,941
    Income (loss) from
      discontinued operations                (16,920)      8,646       9,075
                                            --------    --------    --------
    Net Income                              $  9,288    $132,396    $124,016
                                            ========    ========    ========
  Weighted average number of
    common shares outstanding                 87,972      87,933      86,917
                                            ========    ========    ========
  Primary earnings per common share
    Continuing operations                      $ .30       $1.41       $1.32
    Discontinued operations                     (.19)        .10         .11
                                               -----       -----       -----
    Net Income                                 $ .11       $1.51       $1.43
                                               =====       =====       =====

Earnings Per Common Share-Assuming
- - -----------------------------------
Full Dilution
- - -------------
  Earnings
    Income from continuing operations       $ 26,208    $123,750    $114,941
    Add after tax interest expense
      applicable to 6 3/4%
      convertible notes (a)                        -       6,359       3,741
                                            --------    --------    --------
    Income from continuing operations
      as adjusted                             26,208     130,109     118,682
    Income (loss) from
      discontinued operations                (16,920)      8,646       9,075
                                            --------    --------    --------
    Net income as adjusted                  $  9,288    $138,755    $127,757
                                            ========    ========    ========
  Shares
    Weighted average number of
      common shares outstanding               87,972      87,933      86,917
    Assuming conversion of 6 3/4%
      convertible notes (a)                        -       6,397       3,877
    Assuming exercise of options reduced
      by the number of shares which could
      have been purchased with the proceeds
      from exercise of such options              299         256         203
                                             -------     -------     -------
    Weighted average number of
      common shares outstanding as adjusted   88,271      94,586      90,997
                                             =======     =======     =======
  Earnings per common share assuming
    full dilution
    Continuing operations                      $ .30       $1.38       $1.30
    Discontinued operations                     (.19)        .09         .10
                                               -----       -----       -----
    Net Income                                 $ .11(b)    $1.47(b)    $1.40(b)
                                               =====       =====       =====

(a) Shown net of income taxes which were calculated at the company's effective tax rate. For fiscal year 1994, the convertible notes have an antidilutive effect. In accordance with APB opinion No. 15, the computation of fully diluted earnings per share excludes all securities





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         whose conversion, exercise or issuance would have the effect of increasing the earnings per share amount.

(b) This calculation is submitted in accordance with Regulation S-K item 601 (b)(11) although not required by APB Opinion No. 15 since dilution is less than 3%.